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                                                              EXHIBIT 99.B6(a)

                   UNDERWRITING AND DISTRIBUTION SERVICES AGREEMENT

               AGREEMENT made this 4th day of January, 1996, between KEMPER GLOBAL INCOME FUND, a Massachusetts business trust (the "Fund"), and KEMPER DISTRIBUTORS, INC., a Delaware corporation ("KDI").

               In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

           1. The Fund hereby appoints KDI to act as agent for the distribution of shares of beneficial interest (hereinafter called "shares") of the Fund in jurisdictions wherein shares of the Fund may legally be offered for sale; provided, however, that the Fund in its absolute discretion may (a) issue or sell shares directly to holders of shares of the Fund upon such terms and conditions and for such consideration, if any, as it may determine, whether in connection with the distribution of subscription or purchase rights, the payment or reinvestment of dividends or distributions, or otherwise; or (b) issue or sell shares at net asset value to the shareholders of any other investment company, for which KDI shall act as exclusive distributor, who wish to exchange all or a portion of their investment in shares of such other investment company for shares of the Fund. KDI shall appoint various financial service firms ("Firms") to provide distribution services to investors. The Firms shall provide such office space and equipment, telephone facilities, personnel, literature distribution, advertising and promotion as is necessary or beneficial for providing information and distribution services to existing and potential clients of the Firms. KDI may also provide some of the above services for the Fund.

               KDI accepts such appointment as distributor and principal underwriter and agrees to render such services and to assume the obligations herein set forth for the compensation herein provided. KDI shall for all purposes herein provided be deemed to be an independent contractor and, unless expressly provided herein or otherwise authorized, shall have no authority to act for or represent the Fund in any way. KDI, by separate agreement with the Fund, may also serve the Fund in other capacities. The services of KDI to the Fund under this Agreement are not to be deemed exclusive, and KDI shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.
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               In carrying out its duties and responsibilities hereunder, KDI will, pursuant to separate written contracts, appoint various Firms to provide advertising, promotion and other distribution services contemplated hereunder directly to or for the benefit of existing and potential shareholders who may be clients of such Firms. Such Firms shall at all times be deemed to be independent contractors retained by KDI and not the Fund.

               KDI shall use its best efforts with reasonable promptness to sell such part of the authorized shares of the Fund remaining unissued as from time to time shall be effectively registered under the Securities Act of 1933 ("Securities Act"), at prices determined as hereinafter provided and on terms hereinafter set forth, all subject to applicable federal and state laws and regulations and to the Agreement and Declaration of Trust of the Fund.

           2. KDI shall sell shares of the Fund to or through qualified Firms in such manner, not inconsistent with the provisions hereof and the then effective registration statement (and related prospectus) of the Fund under the Securities Act, as KDI may determine from time to time, provided that no Firm or other person shall be appointed or authorized to act as agent of the Fund without the prior consent of the Fund. In addition to sales made by it as agent of the Fund, KDI may, in its discretion, also sell shares of the Fund as principal to persons with whom it does not have selling group agreements.

               Shares of any class of any series of the Fund offered for sale or sold by KDI shall be so offered or sold at a price per share determined in accordance with the then current prospectus. The price the Fund shall receive for all shares purchased from it shall be the net asset value used in determining the public offering price applicable to the sale of such shares. Any excess of the sales price over the net asset value of the shares of the Fund sold by KDI as agent shall be retained by KDI as a commission for its services hereunder. KDI may compensate Firms for sales of shares at the commission levels provided in the Fund's prospectus from time to time. KDI may pay other commissions, fees or concessions to Firms, and may pay them to others in its discretion, in such amounts as KDI shall determine from time to time. KDI shall be entitled to receive and retain any applicable contingent deferred sales charge as described in the Fund's prospectus. KDI shall also receive any distribution services fee payable by the Fund as provided in Section 8 hereof.

               KDI will require each Firm to conform to the provisions hereof and the Registration Statement (and related prospectus) at the time in effect under the Securities Act with respect to the public offering price or net asset value, as applicable, of the Fund's shares, and neither KDI nor any such Firms shall withhold the placing of purchase orders so as to make a profit thereby.

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           3. The Fund will use its best efforts to keep effectively registered under the Securities Act for sale as herein contemplated such shares as KDI shall reasonably request and as the Securities and Exchange Commission shall permit to be so registered. Notwithstanding any other provision hereof, the Fund may terminate, suspend or withdraw the offering of shares whenever, in its sole discretion, it deems such action to be desirable.

           4. The Fund will execute any and all documents and furnish any and all information that may be reasonably necessary in connection with the qualification of its shares for sale (including the qualification of the Fund as a dealer where necessary or advisable) in such states as KDI may reasonably request (it being understood that the Fund shall not be required without its consent to comply with any requirement which in its opinion is unduly burdensome). The Fund will furnish to KDI from time to time such information with respect to the Fund and its shares as KDI may reasonably request for use in connection with the sale of shares of the Fund.

           5. KDI shall issue and deliver or shall arrange for various Firms to issue and deliver on behalf of the Fund such confirmations of sales made by it pursuant to this agreement as may be required. At or prior to the time of issuance of shares, KDI will pay or cause to be paid to the Fund the amount due the Fund for the sale of such shares. Certificates shall be issued or shares registered on the transfer books of the Fund in such names and denominations as KDI may specify.

           6. KDI shall order shares of the Fund from the Fund only to the extent that it shall have received purchase orders therefor. KDI will not make, or authorize Firms or others to make (a) any short sales of shares of the Fund; or (b) any sales of such shares to any trustee or officer of the Fund or to any officer or director of KDI or of any corporation or association furnishing investment advisory, managerial or supervisory services to the Fund, or to any corporation or association, unless such sales are made in accordance with the then current prospectus relating to the sale of such shares. KDI, as agent of and for the account of the Fund, may repurchase the shares of the Fund at such prices and upon such terms and conditions as shall be specified in the current prospectus of the Fund. In selling or reacquiring shares of the Fund for the account of the Fund, KDI will in all respects conform to the requirements of all state and federal laws and the Rules of Fair Practice of the National Association of Securities Dealers, Inc., relating to such sale or reacquisition, as the case may be, and will indemnify and save harmless the Fund from any damage or expense on account of any wrongful act by KDI or any employee, representative or agent of KDI. KDI will observe and be bound by all the provisions of the Agreement and Declaration of Trust of the Fund (and of any fundamental policies

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          adopted by the Fund pursuant to the Investment Company Act of 1940, notice of which shall have been given to KDI) which at the time in any way require, limit, restrict, prohibit or otherwise regulate any action of the part of KDI hereunder.

           7. The Fund shall assume and pay all charges and expenses of its operations not specifically assumed or otherwise to be provided by KDI under this Agreement. The Fund will pay or cause to be paid expenses (including the fees and disbursements of its own counsel) of any registration of the Fund and its shares under the United States securities laws and expenses incident to the issuance of shares of beneficial interest, such as the cost of share certificates, issue taxes, and fees of the transfer agent. KDI will pay all expenses (other than expenses which one or more Firms may bear pursuant to any agreement with KDI) incident to the sale and distribution of the shares issued or sold hereunder, including, without limiting the generality of the foregoing, all (a) expenses of printing and distributing any prospectus and of preparing, printing and distributing or disseminating any other literature, advertising and selling aids in connection with the offering of the shares for sale (except that such expenses need not include expenses incurred by the Fund in connection with the preparation, typesetting, printing and distribution of any registration statement or prospectus, report or other communication to shareholders in their capacity as such), (b) expenses of advertising in connection with such offering and (c) expenses (other than the Fund's auditing expenses) of qualifying or continuing the qualification of the shares for sale and, in connection therewith, of qualifying or continuing the qualification of the Fund as a dealer or broker under the laws of such states as may be designated by KDI under the conditions herein specified. No transfer taxes, if any, which may be payable in connection with the issue or delivery of shares sold as herein contemplated or of the certificates for such shares shall be borne by the Fund, and KDI will indemnify and hold harmless the Fund against liability for all such transfer taxes.

           8. For the services and facilities described herein in connection with Class B shares and Class C shares of each series of the Fund, the Fund will pay to KDI at the end of each calendar month a distribution services fee computed at the annual rate of .75% of average daily net assets attributable to the Class B shares and Class C shares of each such series. For the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement is in effect during the month and year, respectively. The foregoing fee shall be in addition to and shall not be reduced or offset by the amount of any contingent deferred sales charge received by KDI under Section 2 hereof.

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               The net asset value shall be calculated in accordance with the provisions of the Fund's current prospectus. On each day when net asset value is not calculated, the net asset value of a share of any class of any series of the Fund shall be deemed to be the net asset value of such a share as of the close of business on the last previous day on which such calculation was made. The distribution services fee for any class of a series of the Fund shall be based upon average daily net assets of the series attributable to the class and such fee shall be charged only to such class.

           9. KDI shall prepare reports for the Board of Trustees of the Fund on a quarterly basis in connection with the Fund's distribution plan for Class B shares and Class C shares showing amounts paid to the various Firms and such other information as from time to time shall be reasonably requested by the Board of Trustees.

          10. To the extent applicable, this Agreement constitutes the plan for the Class B shares and Class C shares of each series of the Fund pursuant to Rule 12b-1 under the Investment Company Act of 1940; and this Agreement and plan shall be approved and renewed in accordance with Rule 12b-1 for such Class B shares and Class C shares separately.

               This Agreement shall become effective on the date hereof and shall continue until March 1, 1996; and shall continue from year to year thereafter only so long as such continuance is approved in the manner required by the Investment Company Act of 1940.

               This Agreement shall automatically terminate in the event of its assignment and may be terminated at any time without the payment of any penalty by the Fund or by KDI on sixty (60) days written notice to the other party. The Fund may effect termination with respect to any class of any series of the Fund by a vote of (i) a majority of the Board of Trustees, (ii) a majority of the trustees who are not interested persons of the Fund and who have no direct or indirect financial interest in this Agreement or in any agreement related to this Agreement, or (iii) a majority of the outstanding voting securities of the class. Without prejudice to any other remedies of the Fund, the Fund may terminate this Agreement at any time immediately upon KDI's failure to fulfill any of its obligations hereunder.

               This Agreement may not be amended to increase the amount to be paid to KDI by the Fund for services hereunder with respect to a class of any series of the Fund without the vote of a majority of the outstanding voting securities of such class. All material amendments to this Agreement must in any event be approved by a vote of the Board of Trustees of the Fund including the trustees who are not interested persons of the Fund and who have no direct or indirect financial interest in this Agreement or in any

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          agreement related to this Agreement, cast in person at a meeting called for such purpose.

               The terms "assignment", "interested" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the Investment Company Act of 1940 and the rules and regulations thereunder.

               Termination of this Agreement shall not affect the right of KDI to receive payments on any unpaid balance of the compensation described in Section 8 earned prior to such termination.

          11. KDI will not use or distribute, or authorize the use, distribution or dissemination by Firms or others in connection with the sale of Fund shares any statements other than those contained in the Fund's current prospectus, except such supplemental literature or advertising as shall be lawful under federal and state securities laws and regulations. KDI will furnish the Fund with copies of all such material.

          12. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

          13. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

          14. All parties hereto are expressly put on notice of the Fund's Agreement and Declaration of Trust, and all amendments thereto, all of which are on file with the Secretary of The Commonwealth of Massachusetts, and the limitation of shareholder and trustee liability contained therein. This Agreement has been executed by and on behalf of the Fund by its representatives as such representatives and not individually, and the obligations of the Fund hereunder are not binding upon any of the Trustees, officers or shareholders of the Fund individually but are binding upon only the assets and property of the Fund. With respect to any claim by KDI for recovery of any liability of the Fund arising hereunder allocated to a particular series or class, whether in accordance with the express terms hereof or otherwise, KDI shall have recourse solely against the assets of that series or class to satisfy such claim and shall have no recourse against the assets of any other series or class for such purpose.

          15. This Agreement shall be construed in accordance with applicable federal law and (except as to Section 14 hereof which shall be construed in accordance with the laws of The Commonwealth of Massachusetts) the laws of the State of Illinois.

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          16. This Agreement is the entire contract between the parties relating to the subject matter hereof and supersedes all prior agreements between the parties relating to the subject matter hereof.

               IN WITNESS WHEREOF, the Fund and KDI have caused this Agreement to be executed as of the day and year first above written.


                                        KEMPER GLOBAL INCOME FUND

                                        By:  /s/ John E. Peters
                                           ----------------------------
                                        Title:  Vice President
                                              -------------------------

          ATTEST:

          /s/ Philip J. Collora
          -----------------------------
          Title:  Secretary
                -----------------------


                                        KEMPER DISTRIBUTORS, INC.

                                        By:  /s/ Patrick Dudasik
                                           ----------------------------
                                        Title:  Chief Financial Officer
                                              -------------------------
                                                  and Treasurer

          ATTEST:

          /s/ David F. Dierenfeldt
          ------------------------------
          Title:  Secretary
                ------------------------





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